                    --------------------------------------

                                  CALFED INC.

                          XCF ACCEPTANCE CORPORATION

                CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK

                                      and

                                CHEMICAL BANK,
                                  as Trustee



                            -----------------------

                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of December 16, 1992

                                      to

                                   INDENTURE

                         Dated as of February 15, 1986

                            -----------------------

                               U.S. $125,000,000

                  6 1/2% Convertible Subordinated Debentures
                                   Due 2001

                    ---------------------------------------

                  First Supplemental Indenture dated as of December 16, 1992 among CalFed Inc., a Delaware corporation (the "Company"), XCF Acceptance Corporation, a California corporation ("XCF Acceptance Corporation"), California Federal Bank, a Federal Savings Bank (formerly known as California Federal Savings and Loan Association; the "Bank"), and Chemical Bank, a banking corporation organized under the laws of the State of New York and successor by merger to Manufacturers Hanover Trust Company, as trustee (the "Trustee").

                    R E C I T A L S   O F   T H E   C O M P A N Y
                    - - - - - - - -   - -   - - -   - - - - - - -
                  WHEREAS, the Company has duly authorized, executed and delivered to the Trustee that certain indenture dated as of February 15, 1986 (the "Indenture") pursuant to which the Company's 6 1/2% Convertible Subordinated Debentures Due 2001 (the "Securities") were issued (all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture);

                  WHEREAS, as part of a restructuring (the "Restructuring"), the Company (i) has made an offer (the "Offer") to the holders (the "Holders") of Securities to exchange their Securities for shares of Classes B, C and D of common stock, $.20 per value (the "Bank Stock"), of the Bank, and 10% Subordinated Debentures due 2003 (the "Bank Debentures") of the Bank and (ii) will merge (the "Merger"), after consummation of the Offer, with and into XCF Acceptance Corporation, a wholly owned subsidiary of the Bank, pursuant to which each outstanding share of common stock, $1.00 par value (the "Common Stock"), of the Company will automatically be converted into one share of Class A Bank Stock, in each case as fully described in the Offering Circular and Consent Solicitation dated November 16, 1992 of the Company;

                  WHEREAS, in connection with the Restructuring of the Company, the Board of Directors of the Company has determined that it is in the best interests of the Company (i) to amend the Indenture (the "Amendments") to, (A) defer until February 20, 2000 the February 20, 1993 Redemption Date with respect to the right of Holders to require the Company to purchase their Securities for 123% of the face amount of the Securities, (B) eliminate the covenant that requires, with certain exceptions, that the Company own directly or indirectly more than 80% of the outstanding shares of capital stock having voting power for the election of directors of the Bank,
(C) extend the condition precedent to the Company's ability to redeem the Securities at its option prior to February 20, 1993, which condition provides, in essence, that the Company can only redeem the Securities at its option if during a certain period of time prior to any such redemption the closing market price of the Common Stock of the Company is at least 130% of the conversion price under the Indenture, and (D) make conforming changes to the Indenture with respect to the foregoing amendments, and (ii) to provide for the assumption of the Indenture, as amended, by XCF Acceptance Corporation upon the effectiveness of the Merger;

                  WHEREAS, Holders of at least 90% in aggregate principal amount of the Outstanding Securities, constituting a majority in aggregate principal amount of the Securities not owned by the Company or its Affiliates, have tendered duly executed consents to the Amendments by Act of such Holders delivered to the Company and the Trustee, and such consents have not been withdrawn;

                  WHEREAS, the Board of Directors adopted a Board Resolution on December 16, 1992 authorizing the Company to enter into a supplemental indenture to effect the Amendments;

                  WHEREAS, pursuant to Section 801 of the Indenture, without the consent of any Holders of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for, among other purposes, to evidence the succession of another corporation to the Company and the assumption by such successor of the covenants of the Company in the Securities and in the coupons and to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 1311 of the Indenture; and

                  WHEREAS, pursuant to Section 802 of the Indenture, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Securities or coupons under the Indenture;

                  NOW, THEREFORE, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit and security of those who shall hold the Securities from time to time, as hereinafter set forth.

                                  ARTICLE ONE

                                 Effectiveness
                                 -------------

                  The Amendments set forth in this First Supplemental Indenture shall become effective, as of the time that the Company and the Exchange Agent certify to the Trustee that the Holders of at least 90% in aggregate principal amount of the Outstanding Securities, constituting a majority in aggregate principal amount of the Securities not owned by the Company or its Affiliates, have tendered duly executed consents to the Amendments and such consents have not been withdrawn, only when the Company has notified the Trustee that the Offer is consummated and (i) the Company has irrevocably deposited with Chemical Bank, as exchange agent for the Offer (the "Exchange Agent"), and has given the Exchange Agent irrevocable instructions to distribute, the shares of Bank Stock and the Bank Debentures to be issued to Holders for the Securities tendered pursuant to the Offer and (ii) there shall not exist, to the actual knowledge of the Trustee, any legal prohibition on the distribution of such Bank Stock and Bank Debentures by the Exchange Agent.


                                  ARTICLE TWO

                                  Amendments
                                  ----------

                  Section 2.1    Amendments to Section 202.

                  (a) The second full paragraph of the Form of Reverse of the Securities set forth in Section 202, "Forms of Definitive Securities," of the Indenture is hereby amended and restated to read as follows:

                           The Securities are subject to redemption at the
                  option of the Company (1) at any time after the expiration of 30 days following the Exchange Date, as a whole or in part, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning February 20 of the years indicated,

                                            Redemption                                  Redemption
                  Year                        Price                    Year                Price
                  ----                      -----------                -----            -----------
                  1986....................  106%                       1989............ 103%
                  1987....................  105%                       1990............ 102%
                  1988....................  104%                       1991............ 101%

                  and thereafter at a Redemption Price equal to 100% of the principal amount; and (2) under the circumstances described in the next two succeeding paragraphs at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption under clause (1) or (2) of this sentence with accrued interest to the Redemption Date; provided, however, that interest installments on Bearer Securities whose Stated Maturity is on or prior to such Redemption Date will be payable only upon presentation and surrender of coupons for such interest (at an office or agency outside the United States except as herein provided otherwise), and provided, further, that interest installments on Registered Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Indenture. Notwithstanding the foregoing, the Company may not, prior to February 20, 2000, redeem any Securities pursuant to clause
                  (1) of the next preceding sentence unless the Closing Market Price Per Share (as defined in the Indenture) of the Common Stock on each day on which there was such a price within the 30 days immediately preceding the fifteenth day prior to the initial publication of the notice of such redemption is at least 130% of the Conversion Price in effect at the close of business on such day. Partial redemptions must be in an amount not less than U.S. $1,000,000 principal amount of Securities.

                  (b) The fifth full paragraph of the Form of Reverse of the Securities set forth in Section 202, "Forms of Definitive Securities," of the Indenture is hereby amended and restated to read as follows:

                           Subject to and upon compliance with the provisions
                  of the Indenture (unless previously redeemed by the Company and notwithstanding any prior call for redemption at the election of the Company on a Redemption Date on or after February 20, 2000), this Security is subject to redemption on February 20, 2000, at the election of the Holder, exercisable on or before January 20, 2000, but not prior to December 20, 1999, at a Redemption Price equal to 123% of the principal amount to be redeemed, plus accrued interest to the Redemption Date. For this Security to be redeemed at the election of the Holder hereof, the Company must receive at the office of one of the Paying and Conversion Agents appointed by the Company on or after December 20, 1999 until and including, but not after, the close of business on January 20, 2000, this Security [If Bearer Security --, together with all coupons maturing after the Redemption Date,] accompanied by written notice to the Company (which shall be substantially in the form of optional redemption notice hereon) that the Holder hereof instructs the Company to redeem this Security [If Registered Security --, or if less than the entire amount hereof is to be redeemed, the portion hereof to be redeemed]. The Holder of a Registered Security may elect redemption by the Company of such Security in the principal amount of U.S. $5,000 or an integral multiple thereof. The Holder of a Bearer Security may elect redemption by the Company of such Security as a whole but not in part. Such form of notice duly received shall be irrevocable; provided, however, that Holders of Securities who provide such optional notice of redemption shall retain the right to require such Securities to be converted into Common Stock on or prior to February 20, 2000, provided that notice of conversion and the Holder's non-transferable receipt of deposit from the Paying and Conversion Agent representing such Securities are delivered on or prior to the close of business on such conversion date to the Paying and Conversion Agent holding such Securities. In the event such Securities are converted on (but not prior to) February 20, 2000, the Holders of the appurtenant coupons the Stated Maturity of which is February 20, 2000 shall be entitled to receive the interest payable on such Securities on such date. The Company shall give the Holders of the Securities not less than 75 days nor more than 100 days notice prior to February 20, 2000 advising such Holders of the Redemption Date for redemption at the election of Holders.

                  (c) The italicized Note of the Form of Notice of Redemption at Holder's Option set forth in Section 202, "Forms of Definitive Securities," of the Indenture is hereby amended and restated to read as follows:

                  Note: Exercise of the option to elect redemption is irrevocable, except that Holders who provide the foregoing notice retain the right to require the Securities tendered herewith to be converted, provided that notice to such effect and the Holder's nontransferable receipt from a Paying and Conversion Agent representing such Securities are delivered on or prior to February 20, 2000, to the Paying and Conversion Agent holding the tendered Securities to be converted. In the event tendered Securities are converted on (but no prior to) February 20, 2000, the Holder [If Bearer Security - of the coupon the stated Maturity of which is such date] will be entitled to receive the interest payable [If Registered Security - on such Securities] on that date.

                  Section 2.2 Amendment to Section 1009.

                  Section 1009, "Limitation on Disposition of Stock of California Federal," of the Indenture is hereby deleted in its entirety.

                  Section 2.3  Amendments to Article Twelve.

                  (a) Section 1201, "Redemption at Option of Holders," of the Indenture is hereby amended and restated to read as follows:

                           Notwithstanding any contrary provisions set forth
                  in Securities authenticated and delivered prior to [date of this First Supplemental Indenture], 1992, the Securities shall be redeemed by the Company at the option of the Holders thereof, as a whole or in part, under the conditions and at the Redemption Price for redemption at the option of Holders specified in the forms of Securities set forth in
                  Section 202 together with accrued interest to the Redemption Date. Upon the deposit of any Security with a Paying and Conversion Agent together with a duly signed and completed Notice of Redemption at Holder's Option, all in accordance with the provisions contained in the forms of Securities set forth in Section 202, the Holder of such Security shall be entitled to receive from such Paying and Conversion Agent a nontransferable receipt of deposit evidencing such deposit. Provided that such Securities are surrendered for redemption at the option of the Holder in accordance with the terms hereof, such Securities shall be redeemed on the Redemption Date and at the Redemption Price specified for redemption at the option of the Holder, notwithstanding the fact that such Securities have been called for redemption at the option of the Company on a Redemption Date on or after (but not before) February 20, 2000.

                  (b) Section 1203, "Notice of Redemption Date," of the Indenture is hereby amended and restated to read as follows:

                           Notwithstanding any contrary provisions set forth
                  in Securities authenticated and delivered prior to [date of this First Supplemental Indenture], 1992, notice of the February 20, 2000 Redemption Date shall be given by the Company not less than 75 nor more than 100 days prior to the February 20, 2000 Redemption Date to each Holder of Securities in accordance with Section 105.

                           The notice as to the Redemption Date shall state:

                                    (1) the Redemption Date;

                                    (2)  the Redemption Price and accrued
                           interest to the Redemption Date;

                                    (3) the place or places where such
                           Securities, together in the case of Bearer
                           Securities with all coupons appertaining thereto maturing after February 20, 2000, are to be surrendered for payment of the Redemption Price and such accrued interest and the date by which Securities must be so surrendered in order to be redeemed;

                                    (4) that exercise of the option to elect
                           redemption is irrevocable, except that Holders who provide the option notice will retain the right to require tendered Securities to be converted, provided that notice to such effect and the Holder's nontransferable receipt from the Paying and Conversion Agent representing such Securities are delivered on or prior to February 20, 2000 to the Paying and Conversion Agent holding the tendered Securities to be converted and the other requirements of Article Thirteen are met;

                                    (5) that in the event tendered Securities
                           are converted on (but not prior to) February 20, 2000, such Holders shall be entitled to receive the interest payable on such Securities on such date; and

                                    (6)  the Conversion Price for
                           conversion of Securities.

                  (c) Section 1204, "Deposit of Redemption Price," of the Indenture is hereby amended and restated to read as follows:

                                    Prior to the February 20, 2000 Redemption
                           Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of and accrued interest on all of the Securities which are to be redeemed on that date. If any Security tendered for a redemption is converted, any money deposited with the Trustee or with the Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 307) be paid to the Company on Company Request, or, if then held by the Company shall be discharged from such trust.

                  Section 2.4. Other Amendments. All other reference to the date "February 20, 1993" in the Indenture or in the form of Securities are hereby amended to read "February 20, 2000."

                                 ARTICLE THREE

                             Successor Provisions
                             --------------------

                  Section 3.1. Assumption by Successor. XCF Acceptance Corporation, the successor to the Company pursuant to the Merger, hereby expressly assumes upon the effectiveness of the Merger and this First Supplemental Indenture, by execution hereof and delivery to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including all additional amounts payable pursuant to Section 1004 of the Indenture) on all the Securities, as modified by this First Supplemental Indenture, and the performance of every covenant of the Indenture on the part of the Company to be performed or observed, as modified by this First Supplemental Indenture.

                  Section 3.2. Provisions for Conversion. The Holder of each Security outstanding after the Merger shall have the right, during the period such Security shall be convertible as specified in Section 1301 of the Indenture, to convert such Security only into the number of shares of Bank Stock receivable in the Merger by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to the Merger.

                                 ARTICLE FOUR

                           Miscellaneous Provisions
                           ------------------------

                  Section 4.1. Interpretation. This First Supplemental Indenture is a supplemental indenture pursuant to Sections 801 and 802 of the Indenture. Upon execution, delivery and effectiveness pursuant to Article One of this First Supplemental Indenture, the Indenture shall be modified and amended in accordance with this First Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this First Supplemental Indenture will control. Upon execution, delivery and effectiveness pursuant to Section 3.1 of Article Three of this First Supplemental Indenture, the Indenture, as modified and amended in accordance with this First Supplemental Indenture, shall be assumed by XCF Acceptance Corporation. The Indenture, as modified and amended by this First Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every holder of Securities. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this First Supplemental Indenture, the provisions of the Indenture, as modified and amended by this First Supplemental Indenture, shall control.

                  Section 4.2. Successors and Assigns. All the covenants, stipulations, promises and agreements in this First Supplemental Indenture made by or on behalf of the Company, or the Trustee, shall bind and inure to the benefit of their respective successors and assigns.

                  Section 4.3. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

                  Section 4.4. Title and Section Headings. The titles of the Articles and the Section headings are for convenience only and shall not affect the construction hereof.

                  Section 4.5. Recitals. The recitals contained herein and in the Securities, as amended hereby, (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Securities, as amended hereby, or coupons.

                  Section 4.6. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                    CALFED INC.


                                    By: /s/ Jerry St. Dennis
                                       ________________________
                                       Jerry St. Dennis
                                       Chairman of the Board,
                                       President and Chief
                                       Executive Officer


Attest:

/s/ Douglas J. Wallis
------------------------
    Douglas J. Wallis
       Secretary


                                     XCF ACCEPTANCE CORPORATION


                                     By: /s/ Jerry St. Dennis
                                        ________________________
                                        Jerry St. Dennis
                                        President


Attest:

/s/ Julia L. Greenfield
------------------------
  Julia L. Greenfield
      Secretary

                                      CALIFORNIA FEDERAL BANK, A
                                      FEDERAL SAVINGS BANK


                                      By: /s/ William L. Callender
                                         ________________________
                                         William L. Callender
                                         President and Chief
                                           Executive Officer


Attest:

/s/ Douglas J. Wallis
------------------------
   Douglas J. Wallis
       Secretary


                                       CHEMICAL BANK, as Trustee


                                       By:________________________

                                       Its:_______________________


Attest:

By:________________________

Its:_______________________

STATE OF CALIFORNIA                          )
                                             ) ss.
COUNTY OF LOS ANGELES                        )

     On the 16th day of December 1992, before me, personally came Jerry St. Dennis to me known, who, being by me duly sworn, did depose and say that he resides at Los Angeles, California; that he is Chairman, President & CEO of CalFed Inc., one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said Company.

     WITNESS my hand and official seal.


[GRAPHIC OMITTED]                          /s/ Leslie A. Lorden
                                           ---------------------------
                                           Notary Public in and for
                                           said State


[Seal]




STATE OF CALIFORNIA                          )
                                             ) ss.
COUNTY OF LOS ANGELES                        )

     On the 16th day of December 1992, before me, personally came Douglas J. Wallis to me known, who, being by me duly sworn, did depose and say that he resides at Glendale, California; that he is SVP and Chief Legal Officer of CalFed Inc., one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said Company.

     WITNESS my hand and official seal.


[GRAPHIC OMITTED]                          /s/ Leslie A. Lorden
                                           ---------------------------
                                           Notary Public in and for
                                           said State


[Seal]

STATE OF CALIFORNIA                        )
                                           ) ss.
COUNTY OF LOS ANGELES                      )

     On the 16th day of December 1992, before me, personally came Jerry St. Dennis to me known, who, being by me duly sworn, did depose and say that he resides at Los Angeles, California; that he is President & CEO of XCF Acceptance Corporation, one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said Company.

     WITNESS my hand and official seal.


[GRAPHIC OMITTED]                           /s/ Leslie A. Lorden
                                            ---------------------------
                                            Notary Public in and for
                                            said State


[Seal]




STATE OF CALIFORNIA                          )
                                             ) ss.
COUNTY OF LOS ANGELES                        )

     On the 16th day of December 1992, before me, personally came Julia L. Greenfield to me known, who, being by me duly sworn, did depose and say that she resides at Los Angeles, California; that she is Secretary of XCF Acceptance Corporation, one of the parties described in and who executed the above instrument; and that she signed her name thereto by authority of the Board of Directors of said Company.

     WITNESS my hand and official seal.


[GRAPHIC OMITTED]                            /s/ Michelle Wahnich
                                             ---------------------------
                                             Notary Public in and for
                                             said State


[Seal]

STATE OF  CALIFORNIA                         )
                                             ) ss.
COUNTY OF LOS ANGELES                        )

     On the 16th day of December 1992, before me, personally came William L. Callender to me known, who, being by me duly sworn, did depose and say that he resides at Encino, California; that he is President & CEO of California Federal Bank, a Federal Savings Bank, one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said Company.

     WITNESS my hand and official seal.


[GRAPHIC OMITTED]                             /s/ Leslie A. Lorden
                                              ---------------------------
                                              Notary Public in and for
                                              said State


[Seal]




STATE OF CALIFORNIA                          )
                                             ) ss.
COUNTY OF LOS ANGELES                        )

     On the 16th day of December 1992, before me, personally came Douglas J. Wallis to me known, who, being by me duly sworn, did depose and say that he resides at Glendale, California; that he is SVP and Chief Legal Officer of California Federal Bank, a Federal Savings Bank, one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said Company.

     WITNESS my hand and official seal.


[GRAPHIC OMITTED]                             /s/ Leslie A. Lorden
                                              ---------------------------
                                              Notary Public in and for
                                              said State


[Seal]

STATE OF _______________                             )
                                                     ) ss.
COUNTY OF ______________                             )

     On the _____ day of ____________________ 1992, before me, personally came ________________________ to me known, who, being by me duly sworn, did depose and say that he resides at ____________________, ______________; that he is
__________________ of Chemical Bank, one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said Company.

     WITNESS my hand and official seal.



                                         ---------------------------
                                         Notary Public in and for
                                         said State


[Seal]




STATE OF _______________                             )
                                                     ) ss.
COUNTY OF ______________                             )

     On the _____ day of ____________________ 1992, before me, personally came ________________________ to me known, who, being by me duly sworn, did depose and say that he resides at ____________________, ______________; that he is
__________________ of Chemical Bank, one of the parties described in and who executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said Company.

     WITNESS my hand and official seal.



                                          ---------------------------
                                          Notary Public in and for
                                          said State


[Seal]